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                                                                   EXHIBIT 23(b)



                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement on Form S-8 (D&N Financial Corporation Amended and Restated 1994 Management Stock Incentive Plan) of Republic Bancorp Inc of our report dated January 15, 1999, with respect to the consolidated financial statements of Republic Bancorp Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                     Ernst & Young LLP




Detroit, Michigan
July 16, 1999